Exhibit 99.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement") is entered into on February 29, 2012, by and among Cedric Atkinson, whose address is set forth below (the "Buyer"), and David K. Ryan, whose address is set forth below (the "Seller"). Buyer and Seller are referred to collectively herein as the "Parties."

Seller owns the Control Block of Yaterra Ventures Corp., a Nevada corporation ("YTRV").

This Agreement contemplates a transaction in which Buyer will purchase from Seller, and Seller will sell to Buyer, the Control Block of YTRV in return for cash consideration totaling $125,000.

Now. therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

§1. Definitions.

"Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

"Acquired Debt" means the debts of YTRV to be acquired from its creditors pursuant to this agreement.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Balance of the Purchase Price" has the meaning set forth in §2(b)(ii) below.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Buyer" has the meaning set forth in the preface above.

"Closing Date" shall be June 1, 2012, unless an earlier or later date is agreed in writing by the Buyer and Seller.

"Closing" means the transfer of the Control Block to the Buyer in exchange for the balance of the Purchase Price under §2(b)(ii) of this Agreement.

"Confidential Information" means any information concerning the businesses and affairs of YTRV that is not already generally available to the public.

"Control Block" means Seller's Nine Hundred Thousand (900,000) common shares, par value $0.001 per share, of YTRV.

"Disclosure Schedule" has the meaning set forth in §4 below.

"Escrow Agent" shall be Buyer's attorney, Brinen & Associates, LLC.

"Financial Statements" has the meaning set forth in §4(f) below.

"GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

"Indemnified Party" has the meaning set forth in §8(d) below.

"Indemnifying  Party" has the meaning set forth in §8(d) below.

"Initial Installment". means the $50,000 non-refundable amount to be paid to the Seller under §2(b)(i) below.

"Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto. and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

"IRC" means the Internal Revenue Code of 1986, as amended.

"Knowledge" means actual knowledge after reasonable investigation.

"Liability" means any liability or obligation of whatever kind or nature whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes.

"Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, condition, operating results, operations, or business prospects of YTRV, taken as a whole, or to the ability of Seller to consummate timely the transactions contemplated hereby, regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Buyer has knowledge of such effect or change on the date hereof, including any adverse change, event, development, or effect arising from or relating to: (a) general business or economic conditions, including such conditions related to the business of YTRV; (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States; (c) financial, banking, or securities markets ,including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, American Stock Exchange, or Nasdaq Stock Market for a period in excess of Three (3) hours or any decline of either the Dow Jones industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of Fifteen Percent (15%) measured from the close of business on the date hereof; (d) changes in United States generally accepted accounting principles; (e) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity; and (1) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

"Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

"Most Recent Financial Statements" has the meaning set forth in §4(f) below.

"Most Recent Fiscal Month End" has the meaning set forth in §4(f) below.

"Most Recent Fiscal Year End" has the meaning set forth in §4(f) below.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchase Price" has the meaning set forth in §2(b) below.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Seller" has the meaning set forth in the preface above.

"Surveys" has the meaning set forth in 7(a) below.

"YTRV" has the meaning set forth in the preface above.

"Tax" or "Taxes" means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under IRC §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third-Party Claim" has the meaning set forth in §8(d) below.

§2. Purchase and Sale of Control Block.

(a) Basic Transaction. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the Control Block for the consideration specified below in this §2.

(b) Purchase Price. The Purchase Price shall be $125,000 (the "Purchase Price") payable as follows:

(i) a non-refundable installment of $50,000 forthwith upon execution of this Agreement by the Seller and the delivery by the Seller to the Escrow Agent of the share certificates representing the Control Block, together with an executed stock power; and

(ii) the Balance of the Purchase Price equal to $75,000 at Closing which sum shall be paid to the Escrow Agent forthwith on execution of this Agreement to be paid by the Escrow Agent to the Buyer at Closing.

(c) Closing. In the event that Closing shall not occur on the Closing Date, the Escrow Agent shall forthwith return the share certificates representing the Control Block to the Seller and return the Balance of the Purchase Price to the Buyer and the Seller shall retain the Initial Installment of the Purchase Price and the Parties will have no further recourse against each other, except with respect to matters for which the Parties have agreed to provide indemnification under §8 of this Agreement.

(d) Conditions While Control Block in Escrow. While the Control Block is in escrow, Seller shall have the right to vote the Control Block on all matters put to a shareholder vote by the Board of Directors, provided however that Seller agrees that he shall vote to approve any and all shareholder votes that are part of the process to conduct an S-1 registration statement the purpose of which shall be to raise money for the acquisitions of wells and mineral properties and to provide working capital. In addition, while the Control Block is in escrow, Buyer shall have Two (2) seats on the Board of Directors (appointment of the second director representing the Buyer shall occur Ten (10) days following the filing and mailing of a Schedule 14F under the Exchange Act) and Seller shall have One (1) seat on the Board of Directors, provided however the Board shall not issue more than Fifty Percent (50%) of the outstanding common shares of YTRV without Seller's approval, unless such issuance is related to a financing in connection with an S-1 registration statement. If registered shares from the S-1 total more than One Hundred Percent (100%) of the outstanding common shares, then Seller and any creditors who have agreed to assign indebtedness of YTRV to the Buyer will be paid in full at the close of the financing of the S-I registered offering. While the Control Block is in escrow, Buyer shall keep YTRV current in its required filings and shall be responsible for all costs related to same, provided however that such costs may be financed with debt issued by YTRV to Buyer. The obligations of the Parties to consummate the terms of this Agreement will be subject to the satisfaction or waiver of the conditions as set forth in this Agreement.

(e) Deliveries at Closing. At the Closing: (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in §7(a) below; (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in §7(b) below; and (iii) Escrow Agent shall pay the Balance of the Purchase Price to the Seller and deliver the Control Block to the Buyer.

§3. Representations and Warranties Concerning Transaction.

(a) Seller's Representations and Warranties. Seller represents and warrants to Buyer that the statements contained in this §3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date with respect to himself.

(i) Organization of YTRV. YTRV is a duly organized, validly existing corporation that is in good standing under the laws of the State of Nevada.

(ii) Authorization of Transaction. Seller has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency (except in compliance with applicable securities laws) in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Seller.

(iii) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject; (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which he is bound or to which any of his assets are subject; or (C) result in the imposition or creation of a Lien upon or with respect to the Control Block.

(iv) Brokers' Fees. Seller has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Buyer could become liable or obligated.

(v) Control Block. Seller holds of record and owns beneficially the Control Block set forth next to his name in §4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act, state securities laws, any state securities agency, or agency in Canada regulating securities markets), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except for the voting agreement set out in §2(d), Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any capital stock of YTRV. Except for the voting agreement set out in §2(d), Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of YTRV.

(vi) Seller is not currently or in the past Five (5) years been under SEC investigation and is not the same Dave Ryan as referred to in SEC Litigation Release 2011-262. Seller's attorney shall provide a written affirmation that same is true to attorney's knowledge and belief.

(vii) Seller represents and warrants that the Creditors holding at least 95% of the Acquired Debt will agree to assign the debt as a price equal to 90% of the principal amount of the debt outstanding to the Buyer or his nominees, subject to receipt by the creditors of payment prior to Closing.

(b) Buyer's Representations and Warranties. Buyer represents and warrants to Seller that the statements contained in this §3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

(i) Authorization of Transaction. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency (except in compliance with applicable securities laws) in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

(ii) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject; or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which he is bound or to which any of his assets are subject.

(iii) Brokers' Fees. Buyer has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

(iv) Investment. Buyer is not acquiring the Control Block with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

(v) Accredited Investor. Buyer is an Accredited Investor.

§4. Representations and Warranties Concerning YTRV.

Seller represents and warrants to Buyer that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule delivered by Seller to Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein, unless the representation or warranty pertains to the existence of the document or other item itself. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §4.

(a) Organization, Qualification, and Corporate Power. YTRV is a duly organized, validly existing corporation, in good standing under the laws of the State of Nevada. YTRV is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. YTRV has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which they are engaged and to own and use the properties owned and used by it. §4(a) of the Disclosure Schedule lists the directors and officers of YTRV. Seller has delivered to Buyer correct and complete copies of the charter and bylaws of YTRV. The corporate books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books for YTRV are correct and complete. YTRV is not in default under or in violation of any provision of its charter or bylaws.

(b) Capitalization. The entire authorized capital stock of YTRV consists of an aggregate of 200,000,000 shares, comprised of One Hundred Million (100.000,000) shares of common stock, of which One Million Six Hundred Thirty Thousand (1,630.000) shares of common stock are issued and outstanding and One Hundred Million (100,000,000) shares of preferred stock, none of which are issued and outstanding. All of the issued and outstanding shares of YTRV's common stock have been duly authorized, are validly issued, fully paid, and non-assessable. and are held of record by YTRV's shareholders as set forth in §4(b) of the Disclosure Schedule. Except as set out in §4(g)vii, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require YTRV to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to YTRV. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of YTRV.

(c) Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which YTRV is subject or any provision of the charter or bylaws of YTRV; or (ii) conflict with, result in a breach of constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which YTRV is a party or by which it is bound or to which any of its assets is subject. YTRV does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Brokers' Fees. YTRV does not have any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(e) Title to Assets. YTRV has good and marketable title to the assets used by it, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

(f) Financial Statements. YTRV has filed with the SEC on the EDGAR system, the following financial statements (collectively the "Financial Statements"): (i) audited and unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended August 31, 2010 and August 31, 2011 (the "Most Recent Fiscal Year End") for YTRV; and (ii) unaudited and balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the months ended November 31, 2011 (the "Most Recent Fiscal Month End") for YTRV. The Financial Statements, including the notes thereto, have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of YTRV as of such dates and the results of operations of YTRV for such periods, are correct and complete, and are consistent with the books and records of YTRV.

(g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date:

(i) YTRV has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii) YTRV has not entered into any agreement, contract, lease, or license either involving more than $10,000 or outside the Ordinary Course of Business;

(iii) no party has accelerated, terminated, modified. or cancelled any agreement, contract, lease, or license to which YTRV is a party or by which it is bound:

(iv) YTRV has not imposed any Liens upon any of its assets, tangible or intangible;

(v) YTRV has not made any capital expenditure either involving more than $10,000 or outside the Ordinary Course of Business;

(vi) YTRV has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other Person;

(vii) YTRV has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $82,000 in the aggregate, including $63,000 of notes that are convertible by their terms into common stock at a conversion price equal to 75% of market;

(viii) YTRV has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix) YTRV has not cancelled, compromised, waived, or released any right or claim;

(x) YTRV has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(xi) there has been no change made or authorized in the charter or bylaws of YTRV;

(xii) YTRV has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain any of its capital stock;

(xiii) YTRV has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

(xiv) YTRV has not experienced any damage, destruction, or loss to its property;

(xv) YTRV has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(xvi) YTRV has not entered into or terminated any employment contract, or modified the terms of any existing such contract or agreement;

(xvii) YTRV has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

(xviii) YTRV has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees;

(xix) YTRV has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

(xx) YTRV has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving YTRV;

(xxii) YTRV has not discharged a material Liability or lien outside the Ordinary Course of Business;

(xxiii) YTRV has not made any loans or advances of money;

(xxiv)  YTRV has not disclosed any Confidential Information; and 9

(xxv) YTRV has not committed to any of the foregoing.

(h) Undisclosed Liabilities. YTRV does not have any Liability (and there is no Basis for any present or future action, suit, proceeding. hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for: (i) Liabilities set forth on the face of the Most Recent Balance Sheet; and (ii) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business, none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law.

(i) Legal Compliance. Each of YTRV, its respective predecessors and Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and non-U.S. governments, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(j) Tax Matters.

(i) YTRV has not filed any Tax Returns under applicable laws and regulations. There are no Taxes due and owing by YTRV. YTRV is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where YTRV does not file Tax Returns that YTRV is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes upon any of the assets of YTRV.

(ii) YTRV has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) YTRV has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iv) YTRV will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(A) change in method of accounting for a taxable period ending on or prior to the Closing Date;

(B) "closing agreement" as described in IRC §7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date;

(C) installment sale or open transaction disposition made on or prior to the Closing Date; or

(D) prepaid amount received on or prior to the Closing Date.

(v) YTRV has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by IRC §355 or IRC §361.

(vi) YTRV is not or has not been a party to any "reportable transaction," as defined in IRC §6707A(c)(1) and Reg. §1.6011-4(b).

(k) Real Property.

(i) YTRV does not hold or lease any real property. YTRV is the beneficial holder of the following unpatented mineral claims:

Minnie Claim Located in the Leecher Creek Mining District, Okanogan County, Washington, USA
Claim Name	Found Under Auditor Number
Minnie Lode Mining Claim	3115896

Legal title to the Minnie Claim is held in trust for YTRV by Multi Metal Mining Corp.

The Blue Jack Property Located in Humboldt County, Nevada, USA
Claim Name	Area (Ha)	NMC Number
PT10	8.36	984039
PT11	8.36	984040
PTI2	8.36	984041
PT13	8.36	984042
PT14	8.36	984043
PT15	8.36	984044
PT16	8.36	984045
PT17	8.36	984046
PT18	8.36	984047
PTI 9	8.36	984048

Legal title to the Blue Jack Property is held in trust for YTRV by Howard V. Metzler.

All of the mineral claims are in good standing and are held free and clear of any liens, charges or encumbrances, other than the annual obligation to pay county, state or BLM fees.

(l) Tangible Assets. YTRV owns no leases, buildings, machinery, equipment, or other tangible assets.

(m) Inventory. YTRV owns no inventory.

(n) Contracts. §4(n) of the Disclosure Schedule lists all contracts and other agreements to which YTRV is a party.

Seller has delivered to Buyer a correct and complete copy of each written agreement listed in §4(n) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in §4(n) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

(o) Notes and Accounts Receivable. YTRV holds no notes or accounts receivable.

(p) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of YTRV.

(q) Insurance. There are no insurance policies to which YTRV has been a party, a named insured, or otherwise the beneficiary of coverage.

(r) Litigation. YTRV is (i) not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and (ii) not a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before any arbitrator. There are no actions, suits, proceedings, hearings, and investigations which could result in any Material Adverse Change. Seller and YTRV have no any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against YTRV or that there is any Basis for the foregoing.

(s) Employees. YTRV has no employees.

(t) Guaranties. YTRV is not a guarantor or otherwise liable for any Liability of any other Person.

(u) Environmental, Health, and Safety Matters.

(i) YTRV and its respective predecessors and Affiliates have at all times complied and are in compliance with all Environmental, Health, and Safety Requirements.

(ii) Without limiting the generality of the foregoing, YTRV and its respective Affiliates have obtained and at all times complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of their facilities and the operation of their business; and a list of all such permits, licenses and other authorizations is set forth on §4(u) of the Disclosure Schedule.

(iii) YTRV nor its respective predecessors or Affiliates have received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

(iv) None of the following exists at any property or facility owned or operated by YTRV: (1) underground storage tanks; (2) asbestos-containing material in any form or condition; (3) materials or equipment containing polychlorinated biphenyls; (4) groundwater monitoring wells, drinking water wells, or production water wells; or (5) landfills, surface impoundments, or disposal areas.

(v) Neither YTRV nor its respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of transported, handled, manufactured, distributed, exposed any person to, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility so as to give rise to any current or future Liabilities, including any Liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys' fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

(vi) Neither this Agreement nor the consummation of the transactions that are the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

(vii) Neither YTRV nor its respective predecessors or Affiliates has designed, manufactured, sold, marketed, installed, or distributed products or other items containing asbestos and none of such entities is or will become subject to any Liabilities with respect to the presence of asbestos in any product or item or in or upon any property, premises, or facility.

(viii) YTRV has not assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

(ix) No facts, events, or conditions relating to the past or present facilities, properties, or operations of YTRV or its respective predecessors or Affiliates will prevent, hinder, or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial, or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to on-site or off-site releases or threatened releases of, or exposure to, hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

(x) Seller and YTRV have furnished to Buyer all environmental audits, reports, and other material environmental documents, if any, relating to YTRV's, or its respective predecessors' or Affiliates' past or current properties, facilities, or operations that are in their possession, custody, or under their reasonable control.

(v) Computer and Technology Security. YTRV has taken all reasonable steps to safeguard the information technology systems utilized in the operation of the business of YTRV, including the implementation of procedures to ensure that such information technology systems are free from any disabling codes or instructions, timer, copy protection device, dock, counter or other limiting design or routing and any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus," or other software routines or hardware components that in each case permit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and to date there have been no successful unauthorized intrusions or breaches of the security of the information technology systems.

(w) Customers and Suppliers. YTRV has no customers or suppliers other than legal, accounting, audit and geological services suppliers. Since the date of the Most Recent Balance Sheet, no material supplier of YTRV has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to YTRV.

(x) Disclosure. The representations and warranties contained in this §4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this §4 not misleading.

§5. Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a) General. The Parties will use their reasonable best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

(b) Operation of Business. Seller will not cause or permit YTRV to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Seller will not cause or permit YTRV to: (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock; or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in §4(g) above.

(c) Preservation of Business. Seller will cause YTRV to keep its business and mineral claims substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

(d) Full Access. Seller will permit, and Seller will cause YTRV to permit, representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of YTRV, to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to YTRV.

(e) Notice of Developments. Seller will give prompt written notice to Buyer of any material adverse development causing a breach of any of the representations and warranties in §4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in §3 above. No disclosure by any Party pursuant to this §5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(f) Exclusivity. During the period from payment of the Initial Installment to the Closing Date or Termination of this Agreement, Seller will not: (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of YTRV; or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will not vote his shares of YTRV's common stock in favor of any such acquisition. Seller will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

(g) Tax Matters. Without the prior written consent of Buyer, YTRV shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to YTRV, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to YTRV, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of YTRV for any period ending after the Closing Date or decreasing any Tax attribute of YTRV existing on the Closing Date.

§6. Post-Closing Covenants.

The Parties agree as follows with respect to the period following the Closing:

(a) General. In case at any time after the Closing any further actions are necessary to carry out the purposes of this Agreement, each of the Parties will take such further actions as any other Party may reasonably request, all at the sole cost and expense of the requesting Party, unless the requesting Party is entitled to indemnification therefor under §8 below). Seller acknowledges and agrees that from and after the Closing Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to YTRV.

(b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving YTRV, each of the other Parties will cooperate with the other and the other's counsel in the contest or defense, make available their personnel, and provide such testimony and other access as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party, unless the contesting or defending Party is entitled to indemnification therefor under §8 below.

(c) Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of YTRV from maintaining the same business relationships with YTRV after the Closing as it maintained with YTRV prior to the Closing. Seller will refer all customer inquiries relating to the business of YTRV to Buyer from and after the Closing.

(d) Confidentiality. Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments of the Confidential information that are in his possession. In the event that Seller is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this §6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that Seller shall use reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of a Seller.

§7. Conditions to Obligation to Close.

(a) Conditions to Buyer's Obligation. Buyer's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in §3(a) and §4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change,- in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

(ii) Seller shall have performed and complied with all of their covenants hereunder in all material respects through the Closing. except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case Seller shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

(iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (A) prevent consummation of any of the transactions contemplated by this Agreement:. (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (C) adversely affect the right of Buyer to own the Control Block and to control YTRV; or (D) adversely affect the right of YTRV to own its assets and to operate its business;

(iv) Buyer shall have received from counsel to YTRV an opinion reasonably acceptable to Buyers counsel as to the corporate status of YTRV and the validity of issuance of the shares comprising the Control Block;

(v)  Buyer shall have received the resignations, effective as of the Closing, of David K. Ryan;

(vi) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer;

(vii) Seller shall have delivered to Buyer copies of the articles of incorporation of YTRV;

(viii) Seller shall have delivered to Buyer copies of the certificate of good standing of YTRV;

(ix) Seller shall have delivered to Buyer a document in form and substance reasonably satisfactory to Buyer, as to: (i) no amendments to the articles of incorporation of YTRV; (ii) the bylaws and other governing documents) of YTRV; and (iii) any resolutions of the board of directors of YTRV relating to this Agreement and the transactions contemplated hereby.

Buyer may waive any condition specified in this §7(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Seller's Obligation. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in §3(b) above shall be true and correct in all material respects at and as of the Closing Date, the except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

(ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case Buyer shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

(iii) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in §7(b)(i)-(iii) is satisfied in all respects;

(iv) Buyer shall have completed the payment to the creditors who have assigned their indebtedness in accordance with this Agreement.

(v) Seller shall have received from counsel to Buyer an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to Seller, and dated as of the Closing Date; and

(vi) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

Seller may waive any condition specified in this §7(b) if he executes a writing so stating at or prior to the Closing.

§8. Remedies for Breaches of This Agreement.

(a) Survival of Representations and Warranties.

All of the representations and warranties of Seller contained in §4(f)-(i), §4(k)-(t), and §4(v)-(y) above shall survive the Closing hereunder even if Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing and continue in full force and effect for a period of One (1) year thereafter. All of the other representations and warranties of the Parties contained in this Agreement including the representations and warranties of Seller contained in §4(j) and §4(u) above shall survive the Closing even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing and continue in full force and effect until the expiration of any applicable statutes of limitations after giving effect to any extensions or waivers, plus Sixty (60) days.

(b) Indemnification Provisions for Buyer's Benefit.

(i) In the event Seller breaches any of his representations, warranties, and covenants contained in the Agreement and, provided that Buyer makes a written claim for indemnification against Seller pursuant to §11(g) below within the survival period (if there is an applicable survival period pursuant to §8(a) above), then Seller shall be obligated to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach or the alleged breach.

(c)Indemnification Provisions for Seller's Benefit. In the event Buyer breaches any of his representations, warranties, and covenants contained herein and, provided that Seller makes a written claim for indemnification against Buyer pursuant to §11(g) below within such survival period (if there is an applicable survival period pursuant to §8(a) above), then Buyer shall indemnify Seller from and against the entirety of any Adverse Consequences suffered resulting from, arising out of, relating to, in the nature of, or caused by the breach or the alleged breach.

(d) Matters Involving Third Parties.

(i) If any third party notifies any Party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") that may give rise to a claim for indemnification against any other Party (the "Indemnfing Party") under this §8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless the Indemnifying Party is thereby prejudiced.

(ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of his choice reasonably satisfactory to the Indemnified Party so long as: (A) the Indemnifying Party notifies the Indemnified Party in writing within Fifteen (15) days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim; (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder; (C) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief: (D) settlement of or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party; and (E) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with §8(d)(ii) above: (A) the Indemnified Party may retain separate co-counsel at his sole cost and expense and participate in the defense of the Third-Party Claim; (B) the Indemnified Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party not to be unreasonably withheld; and (C) the Indemnifying Party will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party not to be unreasonably withheld.

(iv) In the event any of the conditions in §8(d)(ii) above is or becomes unsatisfied, however: (A) the Indemnified Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner he may reasonably deem appropriate; (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim; and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from. arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this §8.

(e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to YTRV, or the transactions contemplated by this Agreement. Seller hereby agrees that he will not make any claim for indemnification against YTRV by reason of the fact he was a director, officer, employee, or agent of YTRV or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity with respect to any action, suit, proceeding, complaint, claim, or demand brought by Buyer against Seller.

§9. Tax Mailers.

The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

(a)Tax Indemnification. Seller shall indemnify YTRV and Buyer and hold it harmless from and against, any loss, claim, liability, expense, or other damage attributable to: (I) all Taxes of YTRV for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes the Closing Date ("Pre-Closing Tax Period"); and (ii) any and all Taxes of any person imposed on YTRV as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing.

(b)Straddle Period. In the case of any taxable period that includes the Closing Date (a "Straddle Period"), the amount of any Taxes based on or measured by income or receipts of YTRV for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of YTRV for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c) Responsibility for Filing Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for YTRV that are filed after the Closing Date.

(d) Cooperation on Tax Matters.

(i) Buyer, YTRV, and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this §9(c) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. YTRV and Seller agree: (A) to retain all books and records with respect to Tax matters pertinent to YTRV relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority; and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, YTRV or Seller, as the case may be, shall allow the other Party to take possession of such books and records.

(ii) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed.

(iii) Buyer and Seller further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to IRC §6043, or IRC §6043A, or Treasury Regulations promulgated thereunder.

(e) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by Seller when due, and Seller will, at his own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

§10. Termination.

(a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) Buyer may terminate this Agreement by giving written notice to Seller on or before the Thirtieth (30th) day following the date of this Agreement if Buyer is not reasonably satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding YTRV;

(iii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of Thirty (30) days after the notice of breach; or (B) if the Closing shall not have occurred on or before the Closing Date by reason of the failure of any condition precedent under §7(a) hereof, unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement; and

(iv) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing: (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any Seller has notified Buyer of the breach, and the breach has continued without cure for a period of Thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before the Closing Date by reason of the failure of any condition precedent under §7(b) hereof, unless the failure results primarily from any Seller breaching any representation, warranty, or covenant contained in this Agreement.

(b) Effect of Termination. If any Party terminates this Agreement pursuant to §10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except for any Liability of any Party then in breach. Nothing in this Agreement shall be construed as requiring the Seller to return the Initial Installment.

(c) In the event of termination of this Agreement, the Escrow Agent shall return the certificates representing the Control Block to the Seller and the Balance of the Purchase Price to the Buyer. Buyer will deliver to Seller resignations of all directors nominated by the Buyer.

§11. Miscellaneous.

(a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities, in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller; provided, however, that Buyer may: (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates; and (ii) designate one or more of its Affiliates to perform its obligations hereunder.

(e) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given: (i) when delivered personally to the recipient; (ii) One (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid); (iii) One (1) business day after being sent to the recipient by facsimile transmission or electronic mail; or (iv) Four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller: DAVID K. RYAN 19838 43rd Avenue Langley, BC V3A 6R4 Canada Facsimile: (604) 533-3094 E mail: dryan19@telus.net
Copy to:

NORTHWEST LAW GROUP
Attention: Stephen F.X. O'Neill
Suite 950, 650 West Georgia Street
ScotiaTower, P.O. Box 11587
Vancouver, BC V6B 4N8 Canada
Facsimile: (604) 687-6650
E-mail: son@stockslaw.com

If to Buyer:

CEDRIC ATKINSON
c/o Brinen & Associates, LLC 7 Dey Street, Suite 1503
New York, NY 10007
Facsimile: (212) 227-0201
E-mail: jbrinen@brinenlaw.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

(j) Severabiliiy. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses. Buyer shall bear his own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. YTRV shall bear the costs and expenses of Seller in connection with this Agreement and the transactions contemplated hereby.

(l) Construction. Any reference to any federal, state, local, or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(m) Incorporation of Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(n) Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such Party may be entitled, at law or in equity. In particular, the Parties acknowledge that the business of YTRV is unique and recognize and affirm that in the event Seller breaches this Agreement, money damages would be inadequate and Buyer would have no adequate remedy at law, so that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Parties' obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief. in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in §11(g) above. Nothing in this §11(o), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a fmal judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

(p) Governing Language. This Agreement has been negotiated and executed by the Parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

Buyer:		Seller:

By:	/s/ CEDRIC ATKINSON	By:	/s/ DAVID K. RYAN
	CEDRIC ATKINSON		DAVID K. RYAN

(Street Address)	(Street Address)
(City, State, Zip)	(City, State, Zip)

Exhibit A

List of Acquired Debts

See attached.

Disclosure Schedule

§4. Disclosure Schedule in addendum to Representations and Warrants Concerning YTRV. This Disclosure Schedule sets forth the supplemental documents and information Buyer requires be delivered Seller and YTRV before the Closing Date, in accordance with §4 of the Agreement.

(a) Organization, Qualification, and Corporate Power. List of the directors and officers of YTRV.

(b) Capitalization. Delivery of shareholder list for YTRV and list of holders and amount of convertible debt.

(c) Non-contravention. N/A

(d) Brokers' Fees. N/A

(e) Title to Assets. N/A

(f) Financial Statements. See Exhibit B of the Agreement

(g) Events Subsequent to Most Recent Fiscal Year End

(h) Undisclosed Liabilities. N/A

(i) Legal Compliance. N/A

(j) Tax Matters. N/A

(k) Real Property. N/A

(1) Tangible Assets. N/A

(m) Inventory. N/A

(n)Contracts. Delivery of the contracts and other agreements to which YTRV is a party, in accordance with §4(n) of the Agreement.

(o) Notes and Accounts Receivable. N/A

(p) Powers of Attorney. N/A

(q) Insurance. Delivery of the information regarding any insurance policy to which YTRV has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past Ten (10) years, in accordance with §4(q) of the Agreement.

(r) Litigation. Delivery of the information regarding actions, suits, proceedings, hearings, and investigations, in accordance with §4(r) of the Agreement.

(s) Employees. Delivery of employment contracts or severance agreements with any employees of YTRV and any written personnel policies, rules, or procedures applicable to employees of YTRV, in accordance with §4(s)(ii) of the Agreement.

(t) Guaranties. N/A

(u) Environmental, Health. and Safety Matters. Affirmation that YTRV is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of their facilities and the operation of their business, in accordance with §4(u) of this Agreement.

(v)Computer and Technology Security. N/A

(w) Customers and Suppliers. Deliver of a list of customers, in accordance with §4(w) of the Agreement.

(y) Disclosure. N/A

§1. Definitions

§2. Purchase and Sale of Control Block
(a) Basic Transaction
(b) Purchase Price
(c) Closing
(d) Conditions While Control Block In Escrow
(e) Deliveries at Closing

§3. Representations and Warranties Concerning Transaction
(a) Seller's Representations and Warranties
(b) Buyer's Representations and Warranties

§4. Representations and Warranties Concerning YTRV
(a) Organization, Qualification, and Corporate Power
(b) Capitalization
(c) Non-contravention
(d) Brokers' Fees
(e) Title to Assets
(1) Financial Statements
(g) Events Subsequent to Most Recent Fiscal Year End
(h) Undisclosed Liabilities
(i) Legal Compliance
(j) Tax Matters
(k) Real Property
(l) Tangible Assets
(m) Inventory
(n) Contracts
(o) Notes arid. Accounts Receivable
(p) Powers of Attorney
(q) Insurance
(r) Litigation
(s) Employees
(t) Guaranties
(u) Environmental, Health and Safety Matters
(v) Computer and Technology Security
(w) Customers and Suppliers
(y) Disclosure

§5. Pre-Closing Covenants
(a) General
(b) Operation of Business
(c) Preservation of Business
(d) Full Access
(e) Notice of Developments
(f) Exclusivity
(g) Tax Matters

§6. Post-Closing Covenants
(a) General
(b) Litigation Support
(c) Transition
(d) Confidentiality

§7. Conditions to Obligation to Close
(a) Conditions to Buyer’s Obligation
(b) Conditions to Seller’s Obligation

§8. Remedies for Breaches of This Agreement
(a) Survival of Representations and -Warranties
(b) Indemnification Provisions for Buyer's Benefit
(c) Indemnification Provisions for Seller's Benefit
(d) Matters Involving Third Parties
(e) Other Indemnification Provisions

§9. Tax Matters
(a) Tax Indemnification
(b) Straddle Period
(c) Responsibility for Filing. Tax Returns
(d) Cooperation on Tax Matters
(e) Certain Taxes and Fees

§10. Termination
(a) Termination of Agreement
(b) Effect of Termination

§11. Miscellaneous
(a) Press Releases and Public Announcements
(b) No Third-Party
(c) Entire Agreement
(d) Succession and Assignment
(e) Counterparts
(f) Headings
(g) Notices
(h) Governing Law
(i) Amendments and Waivers
(j) Severability. •
(k) Expenses
(l) Construction
(m) Incorporation of Exhibits and Schedules
(n) Specific Performance
(o) Submission to Jurisdiction
(p) Governing Language

Exhibit A—List of Acquired Debts